EXHIBIT 10.1
AMENDMENT NO. 6 TO
AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
          THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the “Amendment”), dated as of September 24, 2008, among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the “Seller”), ANIXTER INC., a Delaware corporation (“Anixter”), as the initial Servicer, each financial institution party hereto as a Financial Institution, FALCON ASSET SECURITIZATION COMPANY LLC (“Falcon”) and THREE PILLARS FUNDING LLC (f/k/a Three Pillars Funding Corporation) (“Three Pillars”), as conduits, (collectively, the “Conduits” and each individually, a “Conduit”), SUNTRUST ROBINSON HUMPHREY, INC. and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA) (“J.P. Morgan”), as managing agents (collectively, the “Managing Agents” and each individually, a “Managing Agent”) and J.P. Morgan, as agent for the Purchasers (the “Agent”).
W I T N E S S E T H:
          WHEREAS, the Seller, Anixter, the Financial Institutions, the Conduits, the Managing Agents and the Agent are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of October 3, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and
          WHEREAS the parties hereto desire to amend the Agreement on the terms and conditions set forth below;
          NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
     SECTION 2. Amendments to the Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Agreement is amended as follows:
     (a) Section 1.4 of the Agreement is hereby amended to add the following as the final sentence thereof:
     “All payments to Three Pillars Funding LLC must be made by 12:00 p.m. (New York time) in order to comply with Section B(1)(a) of the DTC Operational Arrangements and the DTC Notice (B#2078-07) dated September 11, 2007.”

     (b) Section 5.1 of the Agreement is hereby amended to add the following as clause (w) thereof:
     ”(w) Remittances of Collections. Each remittance of Collections by the Seller to any Purchaser, any Managing Agent or the Administrative Agent (each a “Transferee”) under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and such Transferee and (ii) made in the ordinary course of business or financial affairs of the Seller and such Transferee.”
     (c) Section 8.5 of the Agreement is hereby amended to add the following to the end thereof:
     “On or before the Determination Date in respect of each March, June, September and December Accrual Period, the Servicer shall deliver to the Agent a calculation of all accruals in respect of FOB Receivables for such quarter (the “Quarterly Accrual Amount”). The most recent Quarterly Accrual Amount will be considered ineligible for purposes of determining the Outstanding Balance of Eligible Receivables on each Monthly Report.”
     (d) Section 9.1(j) of the Agreement is hereby amended and restated in its entirety to read as follows:
     “(j) Anixter shall fail to comply with any of the financial covenants set forth in Sections 7.16 or 7.17 of the Credit Agreement, as amended from time to time pursuant to any amendment which (i) becomes effective while JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and SunTrust are parties to the Credit Agreement, and (ii) is consented to in writing by J.P. Morgan and SunTrust as parties to the Credit Agreement; provided that if the Credit Agreement terminates, or J.P. Morgan or SunTrust ceases to be a party to the Credit Agreement, the financial covenants referred to by this Section 9.1(j) shall be those in effect, pursuant to the preceding provisions of this Section 9.1(j), as of the date of termination of the Credit Agreement or, if earlier, the date J.P. Morgan or SunTrust ceases to be a party to the Credit Agreement.”
     (e) The Agreement is hereby amended to add the following as Section 10.4 thereto:
     “Section 10.4 Accounting Based Consolidation Event. (a) If an Accounting Based Consolidation Event shall at any time occur with respect to any Conduit then, upon demand by such Conduit’s Managing Agent, Seller shall pay to such Managing

Agent, for the benefit of the relevant Affected Entity, such amounts as such Affected Entity reasonably determines will compensate or reimburse such Affected Entity for any resulting (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Affected Entity, (ii) reduction in the rate of return on such Affected Entity’s capital or reduction in the amount of any sum received or receivable by such Affected Entity or (iii) opportunity cost, internal capital charge or other imputed cost determined by such Affected Entity to be allocable to Seller or the transactions contemplated in this Agreement in connection therewith (collectively, “Accounting Based Consolidation Event Charges”). Amounts under this Section 10.4 may be demanded at any time without regard to the timing of issuance of any financial statement by the related Conduit or by any Affected Entity. In no event shall the Administrative Agent seek reimbursement hereunder for Accounting Based Consolidation Event Charges incurred during any period in excess of thirty (30) days prior to the date of any demand made under this Section 10.4.
          (b) For purposes of this Section 10.4, the following terms shall have the following meanings:
     “Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of an Affected Entity. An Accounting Based Consolidation Event shall be deemed to occur on the date any Affected Entity shall acknowledge in writing that any such consolidation of the assets and liabilities of the related Conduit shall occur.
     “Affected Entity” means (i) any Financial Institution, (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit, (iii) any agent, administrator or manager of any Conduit, or (iv) any bank holding company in respect of any of the foregoing.”
     (f) The Agreement is hereby amended to add the following as Section 12.4 thereto:
     “Section 12.4 Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Financial

Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without  limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Financial Institution to a Federal Reserve Bank, without notice to or consent of the Seller, any Managing Agent or the Administrative Agent; provided that no such pledge or grant of a security interest shall release a Financial Institution from any of its obligations hereunder, or substitute any such pledgee or grantee for such Financial Institution as a party hereto.”
     (g) Section 13.5 of the Agreement is hereby amended to add the following as clause (c) thereof:
     “(c) Notwithstanding any other express or implied agreement to the contrary, the parties hereto agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary, to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).”
     (h) The definition of “Applicable Margin” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     ““Applicable Margin” means 1.75%.”
     (i) The definition of “Credit Agreement” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     ““Credit Agreement” means that certain Amended and Restated Five-Year Revolving Credit Agreement dated as of April 20, 2007 by and among Anixter, the Subsidiaries of Anixter identified as Borrowing Subsidiaries thereunder, Bank of America, N.A. as Administrative Agent, Wells Fargo Bank, N.A. as Syndication Agent, JPMorgan Chase Bank, N.A. and The Bank of Nova Scotia as Co-Documentation Agents, and the lenders party thereto from time to time.”
     (j) The definition of “Default Fee” set forth in Exhibit I to the Agreement is hereby amended to delete the reference to the percentage “2%” appearing in such definition and to replace such percentage with the percentage “2.25%”.

     (k) The definition of ““Dilution Horizon Ratio” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     ““Dilution Horizon Ratio” means, as of any date as set forth in the most recent Monthly Report, a ratio computed by dividing (i) the aggregate of all Receivables generated during the two (2) most recently ended Collection Periods by (ii) the aggregate Net Receivables Balance as at the last day of the most recently ended Collection Period.”
     (l) Clause (xv) of the definition of “Eligible Receivable” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     “(xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against Originator or any other Adverse Claim;”
     (m) The definition of “Eligible Receivable” set forth in Exhibit I to the Agreement is hereby amended to add the following as clauses (xxi) and (xxii) thereof:
     “(xxi) that does not represent “billed but not yet shipped” goods or merchandise, partially performed or unperformed services, consigned goods or “sale or return” goods and does not arise from a transaction for which any additional performance by the Originator, or acceptance by or other act of the Obligor thereunder, including any required submission of documentation, remains to be performed as a condition to any payments on such Receivable or the enforceability of such Receivable under applicable law; and
     (xxii) which is not associated with the delivery of goods with “free on board destination” terms (“FOB Receivables”) where goods have not yet been delivered to the related Obligor (any determination whether a Receivable would not constitute an Eligible Receivable hereunder because of this clause (xxii) shall be made based upon (1) the information available to the Servicer at such time and/or (2) the information with respect to accruals related to FOB Receivables most recently prepared by the Servicer in accordance with Section 8.5).”
     (n) The definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     ““Facility Termination Date” means the earliest of (i) the Liquidity Termination Date and (ii) the Amortization Date.”

     (o) The definition of “Liquidity Termination Date” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     ““Liquidity Termination Date” means September 23, 2009.”
     (p) The definition of “Loss Horizon Ratio” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     ““Loss Horizon Ratio” means, for any Collection Period, a fraction (calculated as a percentage) computed by dividing (i) the sum of (a) the aggregate Outstanding Balance of all Receivables generated during the three (3) most recently ended Collection Periods and (b) 50% of the aggregate Outstanding Balance of all Receivables generated during the fourth (4th) most recently ended Collections Period by (ii) the aggregate Net Receivables Balance as at the last day of the most recently ended Collection Period.”
     (q) The definition of “Purchase Limit” set forth in Exhibit I to the Agreement is hereby amended to delete the reference to the amount “$225,000,000” appearing in such definition and to replace such amount with the amount “$255,000,000”.
     (r) The definition of “SunTrust Federal Funds Rate” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     ““SunTrust Federal Funds Rate” means, for any day the greater of (i) the average rate per annum as determined by SunTrust Bank at which overnight Federal funds are offered to SunTrust Bank for such day by major banks in the interbank market, and (ii) if SunTrust Bank is borrowing overnight funds from a Federal Reserve Bank that day, the average rate per annum at which such overnight borrowings are made on that day. Each determination of the SunTrust Federal Funds Rate by SunTrust Bank shall be conclusive and binding on the Seller except in the case of manifest error.”
     (s) Exhibit X to the Agreement is hereby replaced with Exhibit X attached hereto.
     (t) Schedule A to the Agreement is hereby replaced with Schedule A attached hereto.
     SECTION 3. Effective Date. This Amendment shall become effective and shall be deemed effective as of the date first written above when:
     (a) the Administrative Agent shall have received counterparts hereof executed by each Person for which a signature block is attached hereto;

     (b) the Administrative Agent shall have received a certificate as of a recent date as to the good standing of each of the Seller and the Servicer from the Secretary of State of the State of Delaware;
     (c) the Administrative Agent shall have received counterparts to Amendment No. 3 to the Amended and Restated Receivables Sale Agreement duly executed by each Person for which a signature block is attached thereto; and
     (d) the Managing Agents shall have received (1) counterparts to the Second Amended and Restated Fee Letter duly executed by each Person for which a signature is attached thereto and (2) all fees payable on the date hereof pursuant to such fee letter.
     SECTION 4. Representations and Warranties of the Seller Parties. In order to induce the parties hereto to enter into this Amendment, each of the Seller Parties represents and warrants to the Agent and the Purchasers, as to itself, that:
     (a) The representations and warranties of such Seller Party set forth in Section 5.1 of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 5.1 that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 4(a) shall be made as of such earlier date.
     (b) The execution and delivery by such Seller Party of this Amendment has been duly authorized by proper corporate proceedings of such Seller Party and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.
     SECTION 5. Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.
     SECTION 6. Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.
     SECTION 7. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

     SECTION 8. Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 9. Sale and Assignment.
     (a) In consideration of the payment of $11,111,111.11 at or before 11:00 a.m. (New York time) on the date hereof and concurrently with the effectiveness hereof, Three Pillars hereby sells and assigns to Falcon, and Falcon hereby purchases and assumes from Three Pillars, $11,111,111.11 of outstanding Capital held by Three Pillars before giving effect to this Section 9 (the “Assigned Amount”). Immediately after giving effect to this Section 9, (i) Three Pillars shall hold $83,333,333.33 in outstanding Capital and (ii) Falcon shall hold $129,166,666.66 in outstanding Capital.
     (b) All accrued and unpaid fees and CP Costs in respect of the Assigned Amount until but excluding the date hereof shall be paid to SunTrust Robinson Humphrey, Inc. as Managing Agent for the Three Pillars Purchase Group, and all other amounts in respect of the Assigned Amount from and including the date hereof shall be paid to J.P. Morgan as Managing Agent for the Falcon Purchase Group.
     (c) By executing and delivering this Amendment, Three Pillars and Falcon confirm to and agree with each other, the Agent, the Managing Agents and the Financial Institutions as follows: (1) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Three Pillars makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Agreement, the Liquidity Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Falcon, the Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (2) Three Pillars makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Affiliate of Seller or the performance or observance by the Seller, any Obligor, any Affiliate of Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; and (3) Falcon will, independently and without reliance upon the Agent, any Conduit, any Managing Agent, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, the Liquidity Agreement and the Transaction Documents.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above:

ANIXTER RECEIVABLES CORPORATION, as the Seller

By: Name:	/s/ Rod Shoemaker Rod Shoemaker
Title:	V.P. — Treasurer

ANIXTER INC.,
as the initial Servicer

By: Name:	/s/ Rod Shoemaker Rod Shoemaker
Title:	V.P. — Treasurer
Signature Page to
Amendment No. 6 to Amended and Restated Receivables Purchase Agreement

FALCON ASSET SECURITIZATION
COMPANY LLC

By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ Joel Gedroic

Name:	Joel Gedroic
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Financial Institution, a Managing Agent and as Agent

By:	/s/ Joel Gedroic

Name:	Joel Gedroic
Title:	Executive Director
Signature Page to
Amendment No. 6 to Amended and Restated Receivables Purchase Agreement

THREE PILLARS FUNDING LLC (f/k/a Three Pillars Funding Corporation)

By:	/s/ Doris J. Hearn

Name:	Doris J. Hearn
Title:	Vice President

SUNTRUST BANK, as a Financial Institution

By :	/s/ William C. Humphries

Name:	William C. Humphries
Title:	Managing Director

SUNTRUST ROBINSON HUMPHREY, INC., as a Managing Agent

By:	/s/ Joseph R. Franke

Name:	Joseph R. Franke
Title:	Director
Signature Page to
Amendment No. 6 to Amended and Restated Receivables Purchase Agreement

EXHIBIT X
[Attached]

SCHEDULE A
COMMITMENTS OF FINANCIAL INSTITUTIONS; PURCHASE LIMITS
FALCON PURCHASE GROUP
PURCHASE GROUP LIMIT: $155,000,000

Financial Institution	Back-up Commitment	Liquidity Commitment
JPMorgan Chase Bank, N.A.	$155,000,000	$158,100,000
THREE PILLARS PURCHASE GROUP
PURCHASE GROUP LIMIT: $100,000,000

Financial Institution	Back-up Commitment	Liquidity Commitment
SunTrust Bank	$100,000,000	$102,000,000